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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


   PROTECTIVE LIFE CORPORATION                        PLC CAPITAL TRUST III

  (Exact name of registrant as                    (Exact name of registrant as
    specified in its charter)                     specified in Trust Agreements)

         DELAWARE                                         DELAWARE

(State of incorporation or                      (State of incorporation or
organization of registrant)                     organization of each registrant)

         95-2492236                                      72-6182543

(I.R.S. Employer Identification No.)       (I.R.S. Employer Identification No.)

                            c/o DEBORAH J. LONG, ESQ.
               SENIOR VICE PRESIDENT, SECRETARY & GENERAL COUNSEL
                           PROTECTIVE LIFE CORPORATION
                             2801 HIGHWAY 280 SOUTH
                               BIRMINGHAM, ALABAMA

           (Address of principal executive offices of each registrant)

                                      35223

                                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                             Name of each exchange on which each class is to be
    Title of each class to be so registered       registered

Trust Originated Preferred Securities        New York Stock Exchange
("TOPrS"), to be issued by PLC Capital
Trust III and the Preferred Securities
Guarantee by Protective Life Corporation with respect thereto

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ X ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-80769

     Securities to be registered pursuant to Section 12(g) of the Act:   None


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     Item 1.          DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


           The Trust Originated Preferred Securities (the "Preferred Securities") of PLC Capital Trust III ("PLC Capital"), guaranteed by Protective Life Corporation to the extent set forth in the form of Preferred Securities Guarantee (the "Preferred Securities Guarantee") of Protective Life Corporation (the "Company"), represent undivided beneficial interests in the assets of PLC Capital. The Preferred Securities and the Preferred Securities Guarantee were registered on a delayed (shelf) basis with the Securities and Exchange Commission in 1999. The descriptions of the Preferred Securities and the Preferred Securities Guarantee are set forth under the captions "Description of Securities" in the Prospectus Supplement to be subsequently filed by the Company and PLC Capital pursuant to Rule 424(b) under the Securities Act as a supplement to the base Prospectus filed in the Company's and PLC Capital's Registration Statement on Form S-3 (Registration No. 333-80769), filed with the Securities and Exchange Commission on June 16, 1999 and which became effective on July 13, 1999.


     Item 2.          EXHIBITS.

           1.01 Registration Statement on Form S-3 (Registration No. 333-80769) filed with the Securities and Exchange Commission on June 16, 1999 by Protective Life Corporation and PLC Capital Trust III, as amended (the "Registration Statement"), is incorporated herein by reference.

           4.01 Subordinated Indenture, dated as of June 1, 1994, between Protective Life Corporation and The Bank of New York (as successor to AmSouth Bank), as Trustee (incorporated by reference to Exhibit 4(h) to Protective Life Corporation's Current Report on Form 8-K filed June 17, 1994).

           4.02 Supplemental Indenture No. 1, dated as of June 9, 1994, to the Subordinated Indenture between Protective Life Corporation and The Bank of New York (as successor to AmSouth Bank), as Trustee (incorporated by reference to
                      Exhibit 4(h)(1) to Protective Life Corporation's Current Report on Form 8-K filed June 17, 1994).

           4.03 Supplemental Indenture No. 2, dated as of August 1, 1994, to the Subordinated Indenture between Protective Life Corporation and The Bank of New York (as successor to AmSouth Bank), as Trustee (incorporated by reference to
                      Exhibit 4(l) to Protective Life Corporation's Registration Statement on Form S-3 (Registration No. 33-55063)).

           4.04 Supplemental Indenture No.3, dated as of April 29, 1997, to the Subordinated Indenture between Protective Life Corporation and The Bank of New York (as successor to AmSouth Bank), as Trustee (incorporated herein by reference to Exhibit 4(g) to Protective Life Corporation's Registration Statement on Form S-3 (Registration No. 333-25027)).

           4.05 Supplemental Indenture No. 4, dated November 20, 1997, to the Subordinated Indenture between Protective Life Corporation and The Bank of New York (as successor to AmSouth Bank), as Trustee (incorporated herein by reference to Exhibit 4(m) to Protective Life Corporation's Current Report on Form 8-K filed December 5, 1997).

           4.06 Form of Supplemental Indenture No. 5 to the Subordinated Indenture between Protective Life Corporation and The Bank of New York (as successor to AmSouth Bank), as Trustee.

           4.07 Declaration of Trust of PLC Capital Trust III, dated as of July 1, 1999, between Protective Life Corporation, as Sponsor, and Wilmington Trust Company, as Trustee (incorporated herein by reference to Exhibit 4(ee) to Protective's Registration Statement on Form S-3 (333-30905)).


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           4.08       Form of Amended and Restated Declaration of Trust of PLC
                      Capital Trust III, between Protective Life Corporation, as Sponsor, and Wilmington Trust Company, as Indenture Trustee and Delaware Trustee.

           4.09 Form of Preferred Securities Guarantee, between Protective Life Corporation, as Guarantor, and Wilmington Trust Company, as Guarantee Trustee (incorporated herein by reference to Exhibit 4(w) to Protective's Registration Statement on Form S-3 (333-30905)).

           4.10 Form of Certificate of Trust Originated Preferred Security (incorporated herein by reference to Exhibit 4(q) to Protective's Registration Statement on Form S-3 (333-30905)).


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     SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.


                                  PROTECTIVE LIFE CORPORATION



                                  By:  /s/ Deborah J. Long
                                     ------------------------
                                     Deborah J. Long
                                      Senior Vice President, Secretary
                                      and General Counsel


                                  PLC CAPITAL TRUST III



                                  By:  /s/ Jerry W. Defoor
                                     ----------------------
                                     Jerry W. DeFoor
                                      Regular Trustee



     Dated:  August 16, 2001



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